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                                                                     EXHIBIT 21.

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                        State or Other
                                                                                        Jurisdiction of
                                                                                        Incorporation
         Name of Subsidiary                                                             or Organization
         ------------------                                                             ---------------

         The Elco Corporation                                                           Ohio            (1)

         ELDISC Export Co. (100% owned by The Elco Corporation)                         Delaware        (1)

         Harvel Plastics, Inc. (85% owned by The Elco Corporation)                      Pennsylvania    (1)

         S.O. Realty, Inc. (formerly Seibert-Oxidermo, Inc.)                            Michigan        (1)



(1) Financial statements of subsidiary companies are included in the Consolidated financial statements.